EXHIBIT 10.2

AMENDMENT TO LEASE

THIS AMENDMENT TO LEASE (“Amendment”) made and entered into this 23rdday of April, 2002 by and between TKJ ASSOCIATES LLC, a Connecticut limited liability company having an address at No.1 Selden Avenue, Branford, Connecticut 06405, hereinafter referred to as Landlord; and CURAGEN CORPORATION, a Delaware corporation having an office at 555 Long Wharf Drive, 11th Floor, New Haven, Connecticut 06510, hereinafter referred to as Tenant.

WITNESSETH

WHEREAS, Landlord and Tenant are parties to that certain Indenture of Lease (“Lease”) dated May 29, 1998 which Lease provides, inter alia, for the lease of certain space located at 322 East Main Street, Branford, Connecticut, defined in said Lease as the Original Space and New Space; or Amendment to Lease, dated October 12, 1999, and comprising, in the aggregate, a total of approximately 46,548 square feet of space on the first, second, and third floors of the Building, as that term is defined in the Lease, and the Amendment to Lease dated October 12, 1999.

WHEREAS, Tenant has requested that Landlord lease additional space to Tenant and Landlord has agreed to lease such space to Tenant, in accordance with and upon the terms and conditions contained herein and in the Lease; and

WHEREAS, Tenant and Landlord intend that the terms and provisions contained in this Amendment shall be governed by and become part of the Lease as if such terms and provisions of this Amendment were originally contained in said Lease.

NOW, THEREFORE, the parties hereto, and for their successors and assigns, hereby covenant and agree as follows:

1.	All of the defined words in the Lease used in this Amendment shall have the same meaning and definition given such words in the Lease.

2.	Tenant hereby exercises its second option to renew, for an additional term of two (2) years (June 1, 2002 through May 31, 2004 inclusive), the Lease for all the space occupied by Tenant pursuant to the Lease as of the date hereof, namely, the Original Space, the First Floor Space, Second Floor Space, and Third Floor space, pursuant to all the terms and provisions of the Lease pertaining to such renewal including, but not limited to, the provisions of paragraph 6 (“Rent Adiustments: Renewal Terms.”) Landlord and Tenant agree that no further written notice of Tenant’s exercise of said option to renew shall be required.

3.	Paragraph 2 of the Lease (“Leased Premises”) is hereby deleted and replaced with the following:

“In consideration of the rent and covenants herein reserved and contained on the part of the Tenant to paid, performed and observed, the Landlord does hereby lease, demise and let unto the Tenant and the Tenant does hereby hire from the Landlord upon the terms, provisions, covenants and conditions hereinafter set forth: (a) approximately 8,000 square feet of space on the second (2nd) floor of the Building, as more particularly depicted on Exhibit A attached hereto (the second Floor Space”); and (b) approximately 16,000 square feet of space on the first (1st) floor of the Building, as more particularly depicted in Exhibit B attached hereto (the “First Floor Space”); (c) the original space; (d) approximately 14,548 square feet of space on the third (3rd) floor of the building not currently occupied by Vision Medical Imaging (now known as Canavan Corporation), more particularly depicted on Exhibit C attached hereto (the “Third Floor Space”); and (d) approximately 2,000 square feet of ADDITIONAL space on the third (3rd) floor of the Building not currently occupied by Vision Medical Imaging (now known as Canavan Corporation), more particularly depicted on Exhibit D attached hereto (the “Third Floor Space”) and identified as Executive/Administrative Suite”. (e) approximately 2,474 square feet of space in the Warehouse, located at 10 Sylvia Street, Branford, CT, more particularly depicted on Exhibit E, attached hereto (the “Warehouse Space”).

4.	Paragraph 3 of the Lease (“Length of Term”) is hereby deleted and replaced with the following:

“Lenqth of Term. The term of this Lease, as it pertains to the “New Space”, the “Original Space”, and “Third Floor Space” as it has been extended by the Tenant’s exercise of its option described in Paragraph 2 above, shall commence on May 29, 1998 and continue through May 31, 2004, both inclusive, unless sooner terminated or renewed as hereinafter provided. As it pertains to the “ADDITIONAL Third Floor Space”, the term of the Lease shall commence on September 10, 2001, and continue until May 31, 2004, both inclusive, unless sooner terminated or renewed as hereinafter provided. As it pertains to the “Warehouse Space”, the term of the lease shall commence on July 15, 2001, and continue until May 31, 2004, both inclusive, unless sooner terminated or renewed as herinafter provided.”

5.	Paragraph 4 of the Lease (“Option to Renew”) is hereby deleted and replaced with the following:

“Option to Renew. (a) With respect to the New Space and the Original Space, Tenant shall have the option, by giving written notice to Landlord at least six (6) months prior to the expiration of the then existing term of this Lease, to renew this Lease for One (1) additional term of two (2) years. The Lease may be renewed for any or all of the four (4) one-half floor sections, but not less than such one-half floor sections, of the New space and/or Original Space, provided, however, that if the Tenant chooses to renew this Lease for only two (2) of such one-half floor sections, such renewal shall only be for two (2) one-half floor sections on the same floor.

“(b) With respect to the Third Floor Space, Tenant shall have the option, by giving written notice to Landlord at least six (6) months prior to the termination of the then existing term of this Lease, to renew the Lease as it pertains to the Third Floor Space for one (1) additional term of two (2) years.”

“(c) With respect to the Warehouse Space, Tenant shall have the option, by giving written notice to Landlord at least six (6) months prior to the termination of the then existing term of this Lease, to renew the Lease as it pertains to the Warehouse Space for one (1) additional term of two (2) years.”

“Notwithstanding any provision to the contrary contained in this Lease, Tenant shall not have the right to renew any term of this Lease, whether with respect to the New Space, Original Space, Third Floor or Warehouse Space, if Tenant shall be in default under any provision of this

Lease as of the date on which Tenant delivers the notice of its intention to renew or the expiration date of any term of this Lease. If Tenant does not exercise an option with respect to any portion of the leased premises all future options for that portion of space shall expire.”

6.	Paragraph 5 (“Rent Initial Term”) of the Lease is amended by adding the following subparagraphs:

“C. Third Floor Space. The total rent payable for the period January 1,2000 through May 31, 2002 inclusive, for the Third Floor Space shall be Five Hundred Seventy-Five Thousand Three Hundred Sixty and 00/100 Dollars ($575,360.00) payable in equal monthly installments in the amount of Nineteen Thousand Eight Hundred Forty and 00/100 Dollars ($19,840.00) per month, said rent to be paid in advance without demand on the first (1st) day of the month commencing January 1, 2000 and continuing to and including May 1, 2002.

“D. ADDITIONAL Third Floor space (Designated as “Executive/Administrative Suite”). The total rent payable for the period September 10, 2001 through May 31, 2002, both inclusive, for the “ADDITIONAL Third Floor space” (Designated as “Executive/Administrative Suite”) shall be Twenty-eight Thousand Nine Hundred Sixty-eight and 03/100 Dollars ($28,968.03). A pro rata payment of Two Thousand Three Hundred One and 39/100 Dollars ($2,301.39) payable for the month of September, 2001 and Twenty-six Thousand Six Hundred Sixty-six and 64/100 Dollars ($26,666.64) payable in equal monthly installments in the amount of Three thousand Three Hundred Thirty-three and 33/100 ($3,333.33) per month, said rent to be paid in advance without demand on the first (1st) day of the month commencing October 1, 2001 and continuing to and including May 1,2002. The September, 2001 pro rata payment of Two Thousand Three Hundred One and 39/100 Dollars ($2,301.39) to be paid with the October, 2001 payment.”

“E. Warehouse Space. The total rent for the period July 15, 2001 through May 31, 2002, both inclusive, for the Warehouse Space shall be Twenty-one Thousand Seven Hundred Sixty-seven and 26/100 Dollars ($21,767.26) payable in one (1) prorated payment for the period July 15, 2001 through July 31, 2001, both inclusive, of One Thousand One Hundred Fifty and 56/100 Dollars ($1,150.56); and Twenty Thousand Six Hundred Sixteen and 70/100 Dollars ($20,616.70) payable in equal monthly installments of Two Thousand Sixty-one and 67/100 Dollars ($2,061.67) per month, said rent to be paid in advance without demand on the first (1st) day of the month commencing August 1, 2001 and continuing to and including May 1, 2002. The July pro rata payment of One Thousand One Hundred Fifty and 56/1000 Dollars ($1,150.56) to be paid with the August, 2001 payment.”

7.	The Lease is amended by adding the following paragraphsafter Paragraph 6 (“Rent Adiustment: Renewal Terms”):

“6A. Third Floor Space Rent Ad;ustments: Renewal Terms.

In the event the Tenant exercises the first option to renew this Lease for the lease of the Third Floor Space, the annual rent payable for the Third Floor Space during the period June 1, 2002 through May 31, 2004, shall be Four Hundred Seventy Six Thousand One Hundred Sixty and 00/100 Dollars ($476,160.00) payable in equal monthly installments in the amount of Nineteen Thousand Eight Hundred Forty and 00/100 dollars ($19,840.00) per month, said rent to be paid in advance without demand on the first (1st) day of the month commencing June 1, 2002 and continuing to and including May 31, 2004.”

“In the event the Tenant exercises the second option to renew this Lease for the lease of the Third Floor Space, the annual rent payable for the Third Floor Space during the period June 1,

2004 through May 31, 2006 shall be determined in accordance with the provisions of Paragraph 6 (“Rent; Renewal Terms”) subparagraphs (a) through (e) of this Lease.”

“6B. ADDITIONAL Third Floor Space (Designated as “Executive/Administrative Suite”. Adjustment; Renewal Terms. As the Tenant has exercised the first option to renew this Lease for the ADDITIONAL Third Floor Space (“Executive/Administrative Suite”), the total rent payable for the ADDITIONAL Third Floor Space Executive/Administrative Suite) during the period June 1, 2002 through May 31, 2004, shall be Eighty Thousand and 00/100 Dollars ($80,000.00) payable in equal monthly installments in the amount of Three Thousand Three Hundred Thirty-three and 33/100 Dollars ($3,333.33) per month, said rent to be paid in advance without demand on the first (1st) day of the month commencing June 1, 2002 and continuing to and including May 1, 2004.”

“In the event the Tenant exercises the second option to renew this Lease for the Lease of the ADDITIONAL Third Floor Space (Executive/Administrative Suite), the annual rent payable for the ADDITIONAL Third Floor Space (Executive/Administrative Suite) during the period June 1, 2004 through, May 31, 2006 shall be determined in accordance with the provisions of Paragraph 6 (“Rent; Renewal Terms”) subparagraphs {a} through (e) of this Lease.”

“(C) Warehouse SDace Rent Adiustments; Renewal Terms. As the Tenant has exercised the first (1st) option to renew this Lease for the lease of the Warehouse Space, the total rent payable for the Warehouse space during the period June 1, 2002 through May 31, 2004, shall be Forty-nine Thousand Four Hundred Eighty and 00/100 Dollars ($49,480.00) payable in equal monthly installments in the amount of Two Thousand Sixty-one and 67/100 Dollars ($2,061.67) per month, said rent to be paid in advance without demand on the first (1st) day of the month commencing June 1,2002 and continuing to and including May 1, 2004.”

“In the event the Tenant exercised the second (2nd) option to renew this Lease for the lease of the Warehouse Space, the annual rent payable for the Warehouse Space during the period June 1, 2004 through May 31, 2006 shall be determined in accordance with the provisions of Paragraph 6 (“Rent; Renewal Terms) subparagraphs (a) through (e) of this Lease.”

8.	The following provision is added to the Lease as paragraph 45:

“45. Audio-Visual Room. Landlord and Tenant agree that any and all audio-visual equipment, accessories and furniture currently located or used in or within the audio-visual room, which Audio-Visual Room is a portion of the space being leased to the Tenant and part of the Third Floor Space, is owned by Landlord and shall remain the personal property of Landlord throughout the term of the Lease and following any termination thereof. Tenant agrees to use and handle all such personal property with care and to maintain and repair such personal property, at Tenant’s expense, throughout the term of the Lease, and to deliver same to Landlord upon termination of the Lease in substantially the same condition as such personal property exists as of the date hereof, reasonable wear and tear excepted.”

9.	The “Third Floor Space” depicted on Schedule A attached to this Amendment is hereby made a part of the Lease, to be attached thereto as Exhibit C.

10.	The Third Floor Space, identified as “Executive/Administrative Suite”, is depicted and attached to this Amendment as Exhibit D and is hereby made a part of the Lease.

11.	The “Warehouse Space” is depicted and attached to this Amendment as Exhibit E and is hereby made a part of the Lease.

12.	All other terms and provisions of the Lease not otherwise amended shall remain in full force and effect as originally written.

IN WITNESS WHEREOF, the parties have caused these premises to be duly signed and executed the day and date first above written.

Signed, Sealed and Delivered In the Presence Of:

TENANT :

CURAGEN CORPORATION

Terrie B. Atkinson                                                                                          By: David M Wurzer

                                                     Witness                                             Title EVP & CFO

Elizabeth A. Whayland

                                                     Witness

LANDLORD :

T.K.J. ASSOCIATES, L.L.C.

Cheryl L. Tyler                                                                                                By: M. Joseph Canavan

                                                     Witness                                               Title Member

                                                     Witness